                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): JANUARY 3, 2005

                              TECHTEAM GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                       0-16284                 38-2774613
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)

                  27335 WEST 11 MILE ROAD, SOUTHFIELD, MI 48034
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 357-2866

           ----------------------------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

              See discussion in Item 2.01.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

              As previously reported in the Current Report on Form 8-K filed on January 5, 2005, on January 3, 2005, TechTeam Global, Inc. (the "Company"), through its wholly-owned subsidiary Digital Support Corporation ("DSC"), completed the acquisition of all of the outstanding stock of Sytel, Inc. ("Sytel") from Sytel's shareholders, Jeannette Lee White, Yong S. Lee, Evergreen Limited Partnership, Chase Investments, LLC, The Bullis School, Inc., and holders of stock and stock options to acquire stock issued under the Sytel, Inc. Omnibus Stock Plan ("Selling Shareholders"). The Company is now submitting the financial statements of the business acquired.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

              (a) Financial statements of business acquired.

              (b) Pro forma financial information.

              (c) Exhibits.

(a)   Financial statements of business acquired.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sytel, Inc.

We have audited the accompanying consolidated balance sheet of Sytel, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sytel, Inc. at December 31, 2004, and its consolidated results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ RUBINO & MCGEEHIN, CHARTERED

February 16, 2005
Bethesda, MD

                                   SYTEL, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS
Current assets
    Cash and cash equivalents...................................................     $        31,674
    Accounts receivable, net....................................................          11,079,955
    Deferred income taxes.......................................................             505,000
    Other receivables...........................................................               1,629
    Prepaid expenses and other current assets...................................              64,664
                                                                                     ---------------
        Total current assets....................................................          11,682,922

Property and equipment, net.....................................................             169,452
Deferred income taxes...........................................................               2,000
Deposits........................................................................              78,924
Stockholder receivable..........................................................             103,824
                                                                                     ---------------
        Total assets............................................................     $    12,037,122
                                                                                     ===============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Line of credit..............................................................     $       175,968
    Accounts payable............................................................           7,757,694
    Accrued payroll and related liabilities.....................................           1,592,089
    Accrued expenses and other liabilities......................................             690,596
    Income taxes payable........................................................             454,000
    Note payable................................................................             120,067
                                                                                     ---------------
        Total current liabilities...............................................          10,790,414

Deferred rent...................................................................             127,360
                                                                                     ---------------
        Total liabilities.......................................................          10,917,774
                                                                                     ---------------
Stockholders' equity
    Class A common stock, $0.01 par value, 10,000,000 shares authorized,
        5,570,441 shares issued and outstanding.................................              55,704
    Class B common stock, $0.01 par value, 6,666,667 shares authorized,
        2,185,714 shares issued and outstanding.................................              21,857
    Additional paid-in capital..................................................             298,715
    Retained earnings...........................................................             743,072
                                                                                     ---------------
        Total stockholders' equity..............................................           1,119,348
                                                                                     ---------------
        Total liabilities and stockholders' equity..............................     $    12,037,122
                                                                                     ===============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   SYTEL, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004

Contract revenue................................................................     $    28,753,682

Cost of contract revenue........................................................          21,154,333
                                                                                     ---------------

         Gross profit...........................................................           7,599,349

Selling, general and administrative.............................................           4,955,306
                                                                                     ---------------

         Income from operations.................................................           2,644,043

Interest income.................................................................              10,433
Interest expense................................................................             (76,845)
                                                                                     ---------------

Income from continuing operations before taxes..................................           2,577,631

Provision for income taxes......................................................             904,769
                                                                                     ---------------

Income from continuing operations...............................................           1,672,862

Discontinued operations -- Loss from discontinued segment,
     net of tax expense of $800.................................................              (7,361)
                                                                                     ---------------

Net income......................................................................     $     1,665,501
                                                                                     ===============

  The accompanying notes are an integral part of these consolidated financial statements.

                                   SYTEL, INC.
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                          YEAR ENDED DECEMBER 31, 2004

                                                      Common Stock              Additional         Retained            Total
                                               -------------------------          Paid-in          Earnings        Stockholders'
                                               Class A           Class B          Capital          (Deficit)      Equity (Deficit)
                                               -------           -------          -------          ---------     -----------------
Balance at December 31, 2003............... $       55,704    $       21,857     $  298,715      $    (922,429)    $   (546,153)

Net income.................................             --                --             --          1,665,501        1,665,501
                                            --------------    --------------     ----------      -------------     ------------
Balance at December 31, 2004............... $       55,704    $       21,857     $  298,715      $     743,072     $  1,119,348
                                            ==============    ==============     ==========      =============     ============

        The accompanying notes are an integral part of these consolidated financial statements.

                                   SYTEL, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2004

Cash flows from operating activities:
    Net income.......................................................................................  $       1,665,501
    Adjustments to reconcile net income to net cash
        provided by operating activities-
        Depreciation and amortization................................................................             85,215
        Deferred income tax benefit..................................................................            (31,000)
        Changes in operating assets and liabilities-
            Accounts receivable, net.................................................................         (2,923,303)
            Other receivables........................................................................             36,887
            Prepaid expenses and other current assets................................................             31,918
            Deposits.................................................................................             15,379
            Stockholder receivable...................................................................            (69,015)
            Accounts payable.........................................................................          4,189,738
            Accrued payroll and related liabilities..................................................            419,902
            Accrued expenses and other liabilities...................................................           (199,838)
            Income taxes payable.....................................................................           (128,606)
            Deferred rent............................................................................            (35,317)
                                                                                                       -----------------
    Net cash provided by operating activities........................................................          3,057,461
                                                                                                       -----------------

Cash flows from investing activities-
    Purchases of property and equipment..............................................................           (111,763)
                                                                                                       -----------------

Cash flows from financing activities:
    Net repayments on line of credit.................................................................         (3,026,078)
    Payments on notes payable........................................................................           (175,000)
                                                                                                       -----------------
    Net cash used by financing activities............................................................         (3,201,078)
                                                                                                       -----------------

Net decrease in cash and cash equivalents............................................................           (255,380)
Cash and cash equivalents, beginning of year.........................................................            287,054
                                                                                                       -----------------
Cash and cash equivalents, end of year...............................................................  $          31,674
                                                                                                       =================

        The accompanying notes are an integral part of these consolidated financial statements.

                                   SYTEL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2004

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Sytel, Inc. (the "Company") was incorporated on November 16, 1987, in the state of Maryland. The Company provides information technology, network engineering, outsourcing services and systems integration services and sales principally under prime contracts and subcontracts with agencies and departments of the U.S. Government, as well as to commercial customers.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Creative Networks, Inc. ("CNI"). All significant inter-company transactions and balances have been eliminated in consolidation. CNI's operations effectively ceased in September 2001 and have been reflected as discontinued operations in the statement of operations (see
Note 2).

USE OF ESTIMATES

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. In addition, bank deposits often exceed federally-insured limits. Management, however, does not consider this a significant concentration of credit risk.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over the shorter of their estimated useful lives, which range from three to thirty years, or their lease term. Capital leases are recorded at their net present value at the inception of the lease. All assets acquired prior to December 31, 1995, are depreciated using an accelerated method. The straight-line method of depreciation has been used for all assets acquired after January 1, 1996.

REVENUE RECOGNITION

Revenue from cost-plus-fixed-fee contracts is recognized on the basis of direct and indirect costs incurred and an allocable portion of the fixed fee. Revenue from fixed-price contracts is recognized as the work is performed, with costs and estimated profits recorded on the basis of direct and indirect costs incurred. Revenue from time and materials contracts is recognized based on fixed-hourly rates for direct labor expended. The fixed rate includes direct labor, indirect expenses, and profits.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses become evident. Changes in job performance, job conditions and estimated profitability, including final contract settlement, may result in revisions to costs and income and are recognized in the period in which the revisions become evident.

                                  SYTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)
                          YEAR ENDED DECEMBER 31, 2004

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Deferred income taxes represent temporary differences in the recognition of certain items for income tax and financial reporting purposes and are determined using enacted rates expected to be in effect during the year in which the differences reverse. Realization of deferred tax assets depends upon sufficient levels of future taxable income. If at any time we believe that current or future taxable income does not support the realization of deferred tax assets, a valuation allowance is provided.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation awards granted to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The effect on net income had compensation costs been recognized based on the fair value method prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," is as follows:

Reported net income..........................................................   $       1,665,501
Add: Total stock-based compensation expense included in reported
    net income, net of tax...................................................                   -
Deduct: Total stock-based compensation expense determined under
    the fair value method for all awards, net of tax.........................             (67,076)
                                                                                -----------------
Pro forma net income.........................................................   $       1,598,425
                                                                                =================

The fair value of stock-based compensation was estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions in 2004: risk-free interest rate of 4.77%; volatility factor of 40%, and an expected life of 10 years. Pro forma compensation cost is recognized on a straight-line basis.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest and income taxes totaled approximately $77,000 and $1,066,000, respectively, in 2004.

NOTE 2 -- DISCONTINUED OPERATIONS

On November 10, 1999, the Company purchased all of the shares of CNI. In September 2001, CNI's operations effectively ceased as management closed their California office and terminated the remaining employees as they had no ongoing contracts. The disposal of CNI has been accounted for as discontinued operations, and accordingly, its operating results have been segregated and reported separately from continuing operations. CNI had no revenue and a net loss of $(7,361) for the year ended December 31, 2004. CNI had net assets of approximately $38,000 at December 31, 2004.

                                   SYTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          YEAR ENDED DECEMBER 31, 2004

NOTE 3 -- ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31, 2004:

Billed.....................................      $     6,065,309
Unbilled...................................            5,414,385
Allowance for doubtful accounts............             (399,739)
                                                 ---------------
Net accounts receivable....................      $    11,079,955
                                                 ===============

Billed receivables are expected to be collected within the next fiscal year. Unbilled receivables consist of retained fees, costs in excess of billings due to the difference between provisional and actual indirect cost rates, and amounts billable after year-end. Approximately $127,000 of unbilled receivables at December 31, 2004 will be invoiced upon completion of the contracts and/or government approval of actual indirect costs and, accordingly, are expected to be collected after the next fiscal year.

NOTE 4 -- PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2004:

Furniture and equipment...................................     $       186,563
Computer equipment and software...........................             999,446
Leasehold improvements....................................              60,316
Equipment held under capital leases.......................             128,525
                                                               ---------------
                                                                     1,374,850
Less -- Accumulated depreciation and amortization.........          (1,205,398)
                                                               ---------------
Net property and equipment................................     $       169,452
                                                               ===============

NOTE 5 -- NOTE PAYABLE AND LINE OF CREDIT

At December 31, 2004, the Company has an available line of credit with a bank whereby the Company may borrow up to $5,500,000. Borrowings are based on accounts receivable, secured by substantially all of the Company's assets, and guaranteed by the Company's majority stockholder. The line of credit bears interest, payable monthly at the LIBOR daily floating rate plus an applicable margin, which fluctuates based on certain financial covenants (4% at December 31, 2004). Under the line of credit, $500,000 can be reserved for letters of credit, of which $17,572 were outstanding at December 31, 2004. Outstanding borrowings under the line of credit totaled $175,968 at December 31, 2004. The Company must comply with certain financial and other covenants as part of the line of credit.

At December 31, 2004, the note payable consists of $120,067 payable to Montgomery County, Maryland Economic Development Fund, the terms of which were modified during 2003. The note is payable in 17 quarterly principal and interest installments beginning February 15, 2004, at 5% per annum, provided that the Company maintains a premises and a minimum employment base of full-time employees in Montgomery County. No payments were made during 2004.

                                   SYTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          YEAR ENDED DECEMBER 31, 2004

NOTE 6 - COMMON STOCK

The Class B common stock is held by the Company's majority stockholder's former husband pursuant to a divorce settlement. Class B common stock is similar to Class A common stock in all respects, except that it does not have voting rights. In the event the Class B stockholder desires to transfer any of his shares to a third party, the majority stockholder has the right of first refusal or can cause the Company to redeem the shares.

In the event that the majority stockholder proposes to transfer more than 50% of the total shares held by her, the majority stockholder has the right to cause the Class B stockholder to tender for purchase his shares (see Note 12), and the Class B stockholder has the right to sell to the purchaser his shares of Class B common stock at the same price and on such other terms and conditions as granted to the majority stockholder.

In the event of the death or disability of the Class B stockholder, the Class B stockholder or his estate has the right to require the Company or the majority stockholder to purchase all shares held by the Class B stockholder.

NOTE 7 - STOCK-BASED COMPENSATION

The Company has had the Omnibus Stock Plan (the "Plan") in effect, which was adopted by the Board of Directors and approved by the sole stockholder in 1998. The purpose of the Plan is to allow employees and eligible independent contractors of the Company to participate in the shareholder value of the Company, have a mutuality of interest with other shareholders of the Company and enable the Company to attract, retain, and motivate key employees and officers. The aggregate number of shares of common stock for which options may be granted under the Plan shall not exceed 2,350,000 shares. Additional information with respect to stock option activity is summarized as follows:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                              SHARES      EXERCISE PRICE
                                                             ---------    --------------
Options outstanding at December 31, 2003...............      1,839,345        $0.54
Granted................................................        101,450        $0.49
Exercised..............................................              -            -
Cancelled..............................................       (107,890)       $0.49
                                                             ---------
Options outstanding at December 31, 2004...............      1,832,905        $0.54
                                                             =========
Weighted average fair value of options granted in 2004       $    0.33

In connection with the change in ownership discussed in Note 12, the Plan was terminated in January 2005. Substantially all options outstanding at December 31, 2004 were exercised by January 3, 2005.

                                   SYTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          YEAR ENDED DECEMBER 31, 2004

NOTE 8 - INCOME TAXES

The components of income tax expense consist of the following for the year ended December 31, 2004:

Current income taxes.......................................................       $  935,769
Deferred...................................................................          (31,000)
                                                                                  ----------
Income tax expense.........................................................       $  904,769
                                                                                  ==========

The reconciliation of the provision for income taxes and the amount computed by applying the United States Federal statutory income tax rate to income before income taxes is as follows:

Provision for income taxes at Federal statutory rate.......................        34.0%
State income taxes, net of Federal income tax benefit......................         4.9%
Nondeductible expense and other............................................         1.4%
Reduction in valuation allowance...........................................        (5.2)%
                                                                                  -----
Total provision for income taxes...........................................        35.1%
                                                                                  =====

Deferred tax assets and liabilities as of December 31, 2004 result from the following temporary differences:

                                                                 ASSET          LIABILITY
                                                              -----------       ---------
Depreciation and amortization...........................                -       $ (48,000)
Goodwill................................................          467,000               -
Accruals and reserves...................................          422,000               -
Less - Valuation allowance..............................         (334,000)              -
                                                              -----------       ---------
Total                                                         $   555,000       $ (48,000)
                                                              ===========       =========

The valuation allowance on deferred tax assets was reduced in 2004 due to management's reassessment of their realization given changes in facts and circumstances.

NOTE 9 - RETIREMENT PLANS

The Company has a profit sharing plan (the "Plan") in accordance with Section 401(k) of the Internal Revenue Code. The Plan benefits substantially all employees who have attained age 21 and provides for contributions by employees of up to 15% of their eligible compensation. The Company matches 100% of employee contributions up to 3% of their eligible compensation. The Company may also contribute a discretionary amount determined annually by the Board of Directors. The Company contributed approximately $102,000 to the Plan in 2004. The Company also has a cafeteria plan which enables employees to make pre-tax contributions to a flexible spending account for certain elected benefits.

The Company's employee benefit plans may be merged into the plans of the acquiring company, or otherwise modified, as a result of the change in ownership discussed in Note 12.

                                   SYTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          YEAR ENDED DECEMBER 31, 2004

NOTE 10 -- COMMITMENTS

LEASES

The Company leases office space, automobiles and various office and computer equipment under non-cancelable operating lease agreements. Rent expense was approximately $1,350,000 in 2004. The Company also subleases space in one of its buildings and recognizes rental income as an offset to rental expense. Sublease income under these agreements was approximately $317,000 in 2004.

Minimum future payments and receipts under noncancelable operating leases and subleases with initial terms of one year or more at December 31, 2004 are as follows:

                                                        LEASE           SUBLEASE
                                                       PAYMENTS         RECEIPTS
                                                    -------------     -----------
2005..............................................  $   1,310,000     $   210,000
2006..............................................        750,000         100,000
2007..............................................         30,000              --
2008..............................................         20,000              --
2009..............................................         10,000              --
                                                    -------------     -----------
Total minimum lease payments......................  $   2,120,000     $   310,000
                                                    =============     ===========

In November 2002, one of the Company's primary subleases ended, and the office space was unoccupied. The Company accrued a lease loss of $113,000, representing the present value of the difference between the remaining lease payments, which expire August 2006, and the estimated fair market value of potential sublease income. During 2004, the Company sublet the unoccupied space at less than originally expected, and accordingly, a lease loss of $196,000 was accrued at December 31, 2004.

GOVERNMENT AUDITS

A significant portion of the Company's revenues represent payments made by the U.S. government and by contractors that have prime contracts with the U.S. government. The costs for such contracts are subject to adjustment upon audit by the Defense Contract Audit Agency ("DCAA"). DCAA has approved and issued final indirect rates for the Company through December 31, 2001. The disallowance of costs by government auditors could adversely affect the Company's financial statements by reducing contract profitability. Management periodically reviews its estimates of allowable and allocable costs based on the results of government audits, and adjustments, if needed, are made in the year they are determined. Management is of the opinion that any disallowances of costs for unaudited fiscal years by the government auditors, other than amounts already provided, will not materially affect the Company's financial statements.

                                   SYTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          YEAR ENDED DECEMBER 31, 2004

NOTE 11 -- RELATED PARTY TRANSACTIONS

At December 31, 2004, the Company has executed four promissory note agreements with an officer and a stockholder of the Company, whereby the Company agreed to loan $59,000 to these individuals. The notes bear annual interest at 7% per annum. The notes require annual payments of principal and interest of $14,201 and mature at various dates through July 31, 2007. In 2004, the Company issued two additional one-year promissory notes to the same officer and another shareholder of the Company. The principal amount of the notes totaled $80,000 and is required to be paid in full in 2005. At December 31, 2004, the balance of all notes receivable was $103,824.

The Company incurred expense of approximately $375,000 in 2004 from one of its subcontractors whose owner is a direct family member of the Company's majority stockholder. At December 31, 2004, $93,854 was due to this subcontractor for services provided.

NOTE 12 -- SUBSEQUENT EVENT

On January 3, 2005, the Company's stockholders entered into a Stock Purchase Agreement in which all of the Company's outstanding common stock, including exercised stock options, as of that date will be acquired by TechTeam Global, Inc. The initial consideration received by the selling stockholders was $18,500,000. In addition to the initial purchase price, the selling stockholders will be paid an amount equal to 7% of Sytel's gross profit in excess of $12,000,000 in 2005 and $14,000,000 in 2006. The purchase price is subject to a working capital adjustment based upon the change in Sytel's net working capital position from June 30, 2004 through January 3, 2005. The selling stockholders were also paid at closing an estimated working capital adjustment of $1,600,000, subject to final adjustment and settlement, in addition to the amounts reported above.

(b) Pro forma financial information.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information for TechTeam Global, Inc. ("TechTeam") set forth below gives effect to the acquisition of Sytel, Inc. ("Sytel") using the purchase method of accounting, after giving effect to the adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of operations includes only the results of ongoing operations and excludes such impacts as nonrecurring items related to the acquisition and synergies and related cost savings associated with the integration of the acquisition.

The unaudited pro forma condensed combined statement of financial position as of December 31, 2004 gives effect to the acquisition of Sytel as if it occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 give effect to the acquisition as if it occurred on January 1, 2004. The unaudited pro forma condensed combined financial information reflects certain adjustments.

The pro forma condensed combined financial information is for informational purposes only and does not purport to represent what the consolidated financial position or results of operations of TechTeam would actually have been if the Sytel acquisition, in fact, had occurred on December 31, 2004, or at the beginning of 2004, or to project the consolidated financial position or results of operations as of any future date or any future period. The unaudited pro forma financial information should be read together with (i) the TechTeam Global, Inc. consolidated financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, including the notes thereto, included in TechTeam's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

                     TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                             AS OF DECEMBER 31, 2004
                                   (UNAUDITED)

                                                                                                                PRO FORMA
                                                         TECHTEAM                         PRO FORMA             TECHTEAM
                                                          GLOBAL            SYTEL        ADJUSTMENTS             GLOBAL
                                                       -------------    -------------   -------------         -------------
                                                                               (In thousands)
                      ASSETS

Current assets
    Cash and cash equivalents......................    $      40,436    $          32   $      (5,814)(A)     $      34,654
    Accounts receivable, net.......................           28,888           11,080              --                39,968
    Prepaid expenses and other.....................            2,385               66              --                 2,451
    Deferred income taxes .........................               --              505              --                   505
                                                       -------------    -------------   -------------         -------------
    Total current assets...........................           71,709           11,683          (5,814)               77,578

Property, equipment, and purchased software, net...            8,382              169              --                 8,551
Goodwill and other intangible assets, net..........            8,440               --          22,677(A)             31,117
Other assets.......................................              456              185              --                   641
                                                       -------------    -------------   -------------         -------------
Total assets.......................................    $      88,987    $      12,037   $      16,863         $     117,887
                                                       =============    =============   =============         =============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
    Current portion of notes payable...............    $          27    $         296   $          --         $         323
    Accounts payable...............................            3,707            7,758              --                11,465
    Accrued payroll, related taxes and
       withholdings................................            7,485            1,592              --                 9,077
    Accrued expenses and other.....................            3,029            1,145              --                 4,174
    Deferred revenue...............................            1,380               --              --                 1,380
                                                       -------------    -------------   -------------         -------------
    Total current liabilities......................           15,628           10,791              --                26,419

Long-term liabilities..............................            1,699              127          17,982(A)             19,808

Redeemable convertible preferred stock.............            5,000               --              --                 5,000

Shareholders' equity
    Common stock...................................               88               77             (77)(A)                88
    Additional paid-in capital.....................           59,437              299            (299)(A)            59,437
    Unamortized deferred compensation..............             (533)              --              --                  (533)
    Retained earnings..............................            4,793              743            (743)(A)             4,793
    Accumulated other comprehensive income.........            2,875               --              --                 2,875
                                                       -------------    -------------   -------------         -------------
    Total shareholders' equity ....................           66,660            1,119          (1,119)               66,660
                                                       -------------    -------------   -------------         -------------
Total liabilities and shareholders' equity.........    $      88,987    $      12,037   $      16,863         $     117,887
                                                       =============    =============   =============         =============

                     TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)

                                                                                                PRO FORMA
                                                        TECHTEAM                  PRO FORMA     TECHTEAM
                                                         GLOBAL       SYTEL      ADJUSTMENTS     GLOBAL
                                                       ----------    --------    -----------    ---------
                                                             (In thousands, except per share data)
Revenue............................................    $  127,988    $ 28,754    $         -    $ 156,742
Cost of services delivered.........................        97,401      21,155              -      118,556
                                                       ----------    --------    -----------    ---------
Gross profit.......................................        30,587       7,599              -       38,186
Selling, general, and administrative expense.......        24,040       4,955          1,231 (B)   30,226
                                                       ----------    --------    -----------    ---------
Operating income...................................         6,547       2,644         (1,231)       7,960
Other income.......................................           628         (66)          (496)(C)       66
                                                       ----------    --------    -----------    ---------
Income before income taxes.........................         7,175       2,578         (1,727)       8,026
Income tax provision...............................         2,547         905           (604)(D)    2,848
                                                       ----------    --------    -----------    ---------
Income from continuing operations..................         4,628       1,673         (1,123)       5,178
Income (loss) from discontinued operations,
    net of tax.....................................            97          (7)             -           90
                                                       ----------    --------    -----------    ---------
Net income.........................................    $    4,725    $  1,666    $    (1,123)   $   5,268
                                                       ==========    ========    ===========    =========
Basic earnings per common and preferred share......    $     0.51                               $    0.56
                                                       ==========                               =========
Basic earnings per preferred share.................    $     0.51                               $    0.56
                                                       ==========                               =========
Diluted earnings per common share..................    $     0.49                               $    0.55
                                                       ==========                               =========
Weighted average number of common shares
    and common share equivalents outstanding
    Basic -- common.................................        8,660                                   8,660
    Basic -- preferred..............................          690                                     690
    Diluted -- common...............................        8,904                                   8,904

                     TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 -- PRO FORMA ADJUSTMENTS

Pro forma adjustments for the unaudited pro forma condensed combined statement of financial position as of December 31, 2004, and the condensed combined statements of operations for the year ended December 31, 2004, are as follows:

      (A) To reflect the payment of the initial purchase price of $20,814,000, including acquisition costs of $714,000, for the acquisition of all of the outstanding stock of Sytel with $5,814,000 in cash and $15,000,000 in long-term debt borrowings, to reflect the fair value of identifiable intangible assets acquired and related long-term deferred tax liabilities, and to reflect goodwill as the excess of the purchase price paid over the estimated fair value of the identified net assets acquired.

      (B) To reflect the estimated amortization of identifiable intangible assets resulting from the acquisition, which are amortized on a straight-line basis over periods ranging from four to seven years. As discussed in Note 2 below, the allocation of the purchase price among the identifiable intangible assets and resulting amortization expense is based on preliminary estimates of the fair market value of those assets.

      (C) To reduce interest income for the cash used in the acquisition of Sytel and increased interest expense for the long-term debt issued in the transaction.

      (D) To record the related tax effects of the pro forma adjustments to the condensed combined statements of operations at the estimated effective tax rate of 35%.

NOTE 2 -- BASIS OF PRESENTATION

The total estimated purchase price for the acquisition has been allocated on a preliminary basis to assets and liabilities based on management's best estimates of their fair values with the excess purchase price over the net assets acquired allocated to goodwill. The allocation of the purchase price among the identifiable intangible assets is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals that we expect to have completed during the first quarter of 2005.

                                 EXHIBIT INDEX

(c)   Exhibits



The following exhibit is filed with this report:


23.1      Consent of Independent Registered Public Accounting Firm

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      TECHTEAM GLOBAL, INC.

                                       By: /s/ Marc J. Lichtman
                                           ------------------------------------
                                           Marc J. Lichtman, Vice President and
                                           Chief Accounting Officer

Date: March 21, 2005

                                      E-2